EXECUTION COPY

SETTLEMENT AGREEMENT

This Settlement Agreement, dated as of April 2, 2009 (the “Agreement”), is by and among the following parties:

(a)           Wilshire Enterprises, Inc., a Delaware corporation (the “Company”); and

(b)           the following parties (each individually a “Bulldog Investor” and collectively the “Bulldog Investors”):  Full Value Partners L.P., a Delaware limited partnership (“Full Value”), Opportunity Partners L.P., an Ohio limited partnership (“Opportunity Partners”), Opportunity Income Plus Fund L.P., a Delaware limited partnership (“Opportunity Income”), Full Value Offshore Partners L.P., a Cayman Islands exempted limited partnership (“Offshore”), Full Value Special Situations Fund L.P., a Delaware limited partnership (“Special Situations”), Kimball & Winthrop, Inc., an Ohio corporation and general partner of Opportunity Partners, Full Value Advisors LLC, a New Jersey limited liability company and general partner of Full Value and Offshore, Spar Advisors, LLC, a New York limited liability company and general partner of Opportunity Income, Full Value Special Situations Fund GP LLC, a Delaware limited liability company and general partner of Special Situations, Bulldog Investors, a “doing business as” name for Full Value and Opportunity Partners, Mr. Phillip Goldstein, Mr. Andrew Dakos, Mr. Gerald Hellerman and each Affiliate and Associate of each of the foregoing.

RECITALS

WHEREAS, as of the date of this Agreement, the Bulldog Investors Beneficially Own (as defined below) and have the right to vote, 1,471,893 shares of common stock, $1.00 par value, of the Company (the “Company Common Stock”), representing approximately 18.57% of the outstanding Company Common Stock;

WHEREAS, prior to the date hereof the Bulldog Investors filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) soliciting proxies in favor of, among other things, (i) the two individuals, Mr. Andrew Dakos and Mr. Gerald Hellerman, nominated by the Bulldog Investors (the “Bulldog Nominees”) for election to the Board of Directors of the Company (the “Board”) by the shareholders of the Company (the “Shareholders”) and (ii) a proposal that the Shareholders recommend to the Board that it pursue a liquidity event (the “Bulldog Proposal”);

WHEREAS, the Company has informed the Bulldog Investors that, subject to the availability to the Company of funds that legally can be used to effect such tender offer and to customary conditions, the Company, or the Company and a third party, shall commence a tender offer, which shall be consummated no earlier than August 19, 2009 and no later than September 4, 2009, for at least 4,000,000 shares of Company Common Stock at a price of $2.00 per share; and

WHEREAS, the Company and the Bulldog Investors have agreed that it is in their mutual interests to enter into this Agreement, pursuant to which, among other things, the Bulldog Investors shall withdraw for consideration at the Annual Meeting initially convened on March 24, 2009 and adjourned until March 30, 2009 and subsequently adjourned until April 20, 2009 (together with any further adjournment or postponement thereof, the “Annual Meeting”) their nominations of the Bulldog Nominees for election to the Board and the Bulldog Proposal;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                Defined Terms.  For purposes of this Agreement:

(a)           The term “Affiliate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)           The term “Associate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.

(c)           “Beneficial Owner” and “Beneficially Own” have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; provided, however, that for purposes of this Agreement, any option, warrant, right, conversion privilege or arrangement to purchase, acquire or vote Voting Securities, regardless of the time period during, or the time at which, it may be exercised, and regardless of the consideration paid, shall be deemed to give the holder thereof beneficial ownership of the Voting Securities to which it relates.

(d)           “Economic Owner” and “Economically Own” will have the same meanings as “Beneficial Owner” and “Beneficially Own,” except that a Person will also be deemed to economically own and to be the economic owner of (i) all shares of Company Common Stock that such Person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional and (ii) all shares of Company Common Stock in which the Person has any economic interest, including, without limitation, pursuant to any short positions, profit interests, options, hedging transactions, borrowed or loaned shares, swaps or other derivative security, contract or instruction in any way related to the price of shares of Company Common Stock.

(e)           “Extraordinary Transaction” means any merger, consolidation, business combination, tender or exchange offer, restructuring, liquidation, recapitalization, dissolution, or similar transaction involving the Company.

(f)           The term “Person” will mean any individual, partnership, corporation, group, syndicate, trust, government or agency, or any other organization, entity or enterprise.

(g)           “Voting Securities” means any securities of the Company entitled, or which may be entitled, to vote in the election of directors, or securities convertible into or exercisable or exchangeable for such securities, whether or not subject to passage of time or other contingencies.

Section 1.2                                Interpretation.  When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

ARTICLE II

BOARD COMPOSITION AND RELATED MATTERS

Section 2.1                                Bulldog Nominees and Proposal Withdrawn.  The Bulldog Investors hereby withdraw (i) their nominations of the Bulldog Nominees for election to the Board at the Annual Meeting and (ii) the Bulldog Proposal.  The Bulldog Investors will promptly notify the SEC that they are withdrawing their definitive proxy statement filed with the SEC on February 20, 2009.  Each Bulldog Investor will take all steps necessary immediately to cease, and to cause each of its respective Affiliates and Associates immediately to cease, all efforts to nominate or elect the Bulldog Nominees or seek the approval of the Bulldog Proposal.  Within two business days of the date of this Agreement, the Bulldog Investors shall file, or cause to be filed on their behalf, with the SEC an amendment to their Schedule 13D with respect to the Company disclosing the material contents of this Agreement, which amendment shall be subject to the prior review and approval of the Company (such approval not to be unreasonably withheld or delayed).  The Company and the Bulldog Investors agree that Mr. Gerald Hellerman shall not be considered an Affiliate or Associate of any other Bulldog Investor.  Mr. Gerald Hellerman expressly disclaims being an Affiliate or Associate of any other Bulldog Investor.

Section 2.2                                Annual Meeting Date. The Company shall convene the Annual Meeting on April 20, 2009.

Section 2.3                                Repurchase of Company Common Stock Through an Issuer Tender Offer. Subject to the availability to the Company of funds that legally can be used to effect such tender offer and to customary conditions, including those set forth in Exhibit B hereto (the “Conditions”), the Company, a third party or the Company together with a third party, shall commence a tender offer, which, subject to the Conditions, shall be consummated no earlier than August 19, 2009 and no later than September 4, 2009, for at least 4,000,000 shares of Company Common Stock at a price of $2.00 per share.  The Bulldog Investors agree to tender all Voting Securities Beneficially Owned by them in such tender offer.

Section 2.4                                Voting and Transfer Provisions.  At the Annual Meeting, the Bulldog Investors, together with their Affiliates and Associates, shall take all action necessary, including, without limitation, providing new “white” proxy cards to the Company, to cause all shares of Company Common Stock for which they have the right to vote as of the record date for the Annual Meeting to be present for quorum purposes and to be voted at such meeting and at any adjournments or postponements thereof, (i) in favor of each director nominated and recommended by the Board for election at such meeting and (ii)  in the manner recommended by the Board with respect to each other matter presented at such meeting.  The Bulldog Investors agree not to sell, pledge, dispose of, transfer, lease, license, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of, or grant or otherwise transfer any proxy or other voting rights (other than to the Company) with respect to, the Voting Securities Beneficially Owned by the Bulldog Investors as of the date hereof prior to the date of the completion of the tender offer; provided, however, that the Bulldog Investors may sell Voting Securities Beneficially Owned by them on the open market (with no block trades of more than 1% of the outstanding shares to any one person or group) to the extent such sales are required under the terms of the governing documents of any Bulldog Investor relating to redemptions requested by investors in the funds managed by any Bulldog Investor.  The Bulldog Investors further agree not to vote or use or cause to be voted or used at the Annual Meeting any proxies received by the Bulldog Investors as a result of any contract, arrangement understanding or relationship (legal or otherwise) with any person with respect to any securities of the Company, including, without limitation, any proxies received as a result of the Bulldog Investors’ proxy solicitation.

Section 2.5                                Irrevocable Proxies.  In order to secure the performance of each of the Bulldog Investors’ obligations under this Agreement, each Bulldog Investor hereby irrevocably grants a proxy appointing such persons as the Company designates as such Bulldog Investor’s attorney-in-fact and proxy, with full power of substitution, for and in its or his name, place and stead, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by and in accordance with this Agreement, in such person’s discretion, with respect to the Voting Securities Beneficially Owned by such Bulldog Investor.  Each Bulldog Investor hereby represents that any proxies heretofore given in respect of the Voting Securities Beneficially Owned by such Bulldog Investor are not irrevocable and that any such proxies are hereby revoked.  Each Bulldog Investor hereby affirms that the irrevocable proxy granted hereby is coupled with an interest and may under no circumstances be revoked.  Each Bulldog Investor hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.  THE PROXY AND POWER OF ATTORNEY SET FORTH IN THIS SECTION 2.5 IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

Section 2.6                                Publicity.  The Company shall announce this Agreement and the material terms hereof by means of a press release as soon as practicable on or after the date hereof, which press release shall be subject to the prior review and approval of the Bulldog Investors (such approval not to be unreasonably withheld or delayed).  Except as set forth in this Agreement, neither the Company nor the Bulldog Investors shall make any public announcement or statement concerning this Agreement or public comment on this Agreement; provided, however, that any party may make such announcement, statement or comment concerning this Agreement as is required by law, including, without limitation, any filing required by applicable rules or regulations of the SEC, or the rules of any stock exchange; provided, further, that the Company may respond to shareholder, analyst and media inquiries regarding the terms of the Agreement.

Section 2.7                                Mutual Releases.  Promptly after the execution of this Agreement, the Company and the Bulldog Investors shall provide mutual releases in the forms annexed hereto as Exhibit A.  The Company and the Bulldog Investors further agree to take all action necessary to promptly dismiss with prejudice all pending litigation between the parties, including, but not limited to, the litigation currently pending in the Superior Court of New Jersey.

Section 2.8                                Expenses.  Within fifteen business days from the date of this Agreement, the Company shall pay the Bulldog Investors an amount equal to $25,000 as reimbursement for expenses incurred in connection with their proxy solicitation, and the Bulldog Investors hereby agree that such payment shall be in full satisfaction of any claims or rights they may have as of the date hereof for reimbursement of fees, expenses or costs in connection with their proxy solicitation.

ARTICLE III

ACTIONS BY THE BULLDOG INVESTORS

Section 3.1                                Bulldog Standstill.  The Bulldog Investors, either individually or as a group, shall not, without the prior written consent of the Board specifically expressed in a written resolution adopted by a majority vote of the entire Board:

(a)           acquire, offer or propose to acquire, or agree to acquire (except by way of stock dividends or other distributions or offerings made available to holders of Voting Securities generally on a pro rata basis, provided that any such securities so received will be subject to the provisions hereof), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other “group” as defined under Section 13(d) of the 1934 Act or otherwise, any Voting Securities, or otherwise become the Economic Owner of any such securities;

(b)           solicit proxies or written consents of shareholders, or any other person with the right to vote or power to give or withhold consent in respect of Voting Securities, or conduct, encourage, participate or engage in, or otherwise seek to influence in any manner, any other type of referendum (binding or non-binding) with respect to any matter, or from the holders of Voting Securities or any other person with the right to vote or power to give or withhold consent in respect of Voting Securities, or make, or in any way participate, influence or engage in (other than by voting their Voting Securities in a manner that does not violate this Agreement), any “solicitation” of any “proxy” (as such terms are used in the proxy rules of the SEC), consent or other authority to vote any Voting Securities, with respect to any matter, or participate directly or indirectly in any contested solicitation with respect to the Company, including without limitation relating to the removal or the election of directors;

(c)           form or join in a partnership, limited partnership, syndicate or other group, including without limitation a “group” as defined under Section 13(d) of the 1934 Act, with respect to Voting Securities, or otherwise support or participate in any effort by a third party with respect to the matters set forth in Section 3.1(b), or deposit any Voting Securities in a voting trust or subject any Voting Securities to any voting agreement, other than solely with other Bulldog Investors with respect to Voting Securities now or hereafter Beneficially Owned by them or pursuant to this Agreement;

(d)           act, alone or in concert with others, to seek to control or influence, in any manner, the management, the Board or the policies of the Company or nominate any person as a director of the Company who is not nominated by the then incumbent directors of the Company or propose any matter to be voted upon by the shareholders of the Company;

(e)           make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any Extraordinary Transaction of or involving the Company or the securities or assets of the Company;

(f)           seek to have called, or cause to be called, any meeting of shareholders of the Company;

(g)           make any demand to inspect the books and records of the Company or demand a copy of the Company’s stock ledger list, including pursuant to any statutory rights that the Bulldog Investors may have;

(h)           make, or cause to be made, any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, the Company, its officers or its directors or any person who has served as an officer or director of the Company on or following the date of this Agreement: (i) in any document or report filed with or furnished to the SEC or any other governmental agency, (ii) in any press release or other publicly available format (including on the Internet), (iii) to any journalist or member of the media (including without limitation, in a television, radio, newspaper or magazine interview) or (iv) in any letter or other communication to or with any shareholder of the Company;

(i)           request the Company to amend, waive or terminate any provision of this Agreement (including this sentence);

(j)           take any action which will require the Company to make a public announcement regarding the possibility of an Extraordinary Transaction;

(k)           make any proposal (including publicly disclose or discuss any proposal) or have any discussions or communications, or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing, or make any investment in or enter into any arrangement with, any other Person that engages, or offers or proposes to engage, in any of the foregoing; or

(l)           take or cause or induce others to take any action inconsistent with any of the foregoing.

Section 3.2                                Bulldog Voting.  At each shareholder meeting of the Company following the Annual Meeting, the Bulldog Investors will cause all Voting Securities for which they have the right to vote as of the record date for any meeting of shareholders to be present for quorum purposes and to be voted at such meeting in the manner recommended by the Board.

Section 3.3                                Termination of the Standstill.  The Bulldog Investors will be released from the obligations set forth in this Article 3 on the date that is thirty (30) days before the last date on which a shareholder of the Company may submit nominations for the Board in connection with the 2012 Annual Meeting of Shareholders of the Company.

ARTICLE IV

ACTIONS BY THE COMPANY

Section 4.1                                Unless and until the Bulldog Investors are released from their obligations under Article III pursuant to Section 3.3 hereof, the Company shall not make, or cause to be made, any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, any of the Bulldog Investors, any of their officers, directors, partners or members or any person who has served as an officer, director, partner or member of any of the Bulldog Investors: (i) in any press release or other publicly available format (including on the Internet), (ii) to any journalist or member of the media (including without limitation, in a television, radio, newspaper or magazine interview) or (iii) in any letter or other communication to or with any shareholder of the Company.

ARTICLE V

OTHER PROVISIONS

Section 5.1                                Company Representations and Warranties.  The Company represents and warrants to each of the Bulldog Investors that:

(a)           the Company’s execution, delivery and performance of this Agreement has been duly authorized and does not violate its Certificate of Incorporation, its Bylaws, the Delaware General Corporation Law, or any agreement to which it is a party;

(b)           this Agreement constitutes the Company’s valid and binding obligation, enforceable against it in accordance with the terms thereof; and

(c)           as of the date hereof, the Company’s expectation is that the Conditions to the tender offer will be satisfied and the Company has no plans to take any action which would cause the Conditions not to be satisfied.

Section 5.2                                Bulldog Representations and Warranties.  Each of the Bulldog Investors represents and warrants to the Company that:

(a)           if the Bulldog Investor making such representation and warranty is not a natural person, its execution, delivery and performance of this Agreement has been approved by its respective general partner, managing member, board of directors, trustee or other governing body or authority, as the case may be, and does not violate its respective organizational or constituent document;

(b)           its execution, delivery and performance of this Agreement does not violate any agreement to which it is a party or any of its constituent documents;

(c)           this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with the terms thereof;

(d)           it has consulted with counsel of its choice in connection with its decision to enter into and be bound by this Agreement or waived its right to so consult; and

(e)           the amount set forth in the Recitals to this Agreement is a true statement of the aggregate number of Voting Securities Beneficially Owned by the Bulldog Investors.

Section 5.3                                Remedies.

  i)  Each party hereto hereby acknowledges and agrees, on behalf of itself and its Affiliates and Associates, that irreparable harm would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties will be entitled to specific relief hereunder, including an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court in New York County in the State of New York, in addition to any other remedy to which they may be entitled at law or in equity.  Any requirements for the securing or posting of any bond with such remedy are hereby waived.

(b)           Each party hereto agrees, on behalf of itself and its Affiliates, that any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby will be brought solely and exclusively in any state or federal court in New York County in the State of New York (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.5 will be effective service of process for any such action, suit or proceeding brought against any party in any such court.  Each party, on behalf of itself and its Affiliates, irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the state or federal courts in New York County in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an improper or inconvenient forum.

Section 5.4                                Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

Section 5.5                                Notices.  All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy, when such telecopy is transmitted to the telecopy number set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:

Wilshire Enterprises, Inc.
1 Gateway Center
Newark, New Jersey, 07102
Facsimile: (201) 420-6012
Attention: Sherry Wilzig Izak, Chairman of the Board and Chief
Executive Officer

with a copy to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Facsimile: (212) 504-6666
Attention: Dennis J. Block, Esq.

if to the Bulldog Investors:

Bulldog Investors
60 Heritage Drive
Pleasantville, New York 10570
Facsimile: (914) 747-2150 (201) 556-0097
Attention: Phillip Goldstein
Andrew Dakos

Section 5.6                                Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

Section 5.7                                Further Assurances.  Each party agrees to take or cause to be taken such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested by the other party in order to effectuate fully the purposes, terms and conditions of this Agreement.

Section 5.8                                No Third-Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and, except as provided in the releases attached hereto as Exhibit A, nothing in this Agreement is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 5.9                                Other Agreements.  This Agreement supersedes in its entirety the Settlement Agreement and Mutual Release dated February 4, 2009, among certain of the Bulldog Investors and the Company.  For the avoidance of doubt, this Agreement and the release granted herein, among other things, eliminate the right of plaintiffs in the lawsuit entitled Phillip Goldstein and Full Value Partners L.P. v. Wilshire Enterprises, Inc., C.A. No. 4311-VCL, to apply for an award of attorney's fees in that action.

Section 5.10                                Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

WILSHIRE ENTERPRISES, INC.		FULL VALUE PARTNERS L.P.

By: Full Value Advisors LLC, General Partner

By:	/s/ Sherry Wilzig Izak	By:	/s/ Phillip Goldstein
	Name: Sherry Wilzig Izak Title: Chairman of the Board and Chief Executive Officer		Name: Phillip Goldstein Title: Managing Member

OPPORTUNITY PARTNERS L.P.

By: Kimball & Winthrop, Inc., General Partner

		By:	/s/ Phillip Goldstein
Name: Phillip Goldstein Title: President

OPPORTUNITY INCOME PLUS FUND L.P.

By: Spar Advisors, LLC, General Partner

		By:	/s/ Phillip Goldstein
Name: Phillip Goldstein Title: Managing Member

[Settlement Agreement Signature Page]

FULL VALUE OFFSHORE PARTNERS L.P.

By: Full Value Advisors LLC, General Partner

By:	/s/ Phillip Goldstein
Name: Phillip Goldstein Title: Managing Member

FULL VALUE SPECIAL SITUATIONS FUND L.P.

By: Full Value Special Situations Fund GP LLC, General Partner

By:	/s/ Phillip Goldstein
Name: Phillip Goldstein Title: Managing Member

FULL VALUE ADVISORS LLC

By:	/s/ Phillip Goldstein
Name: Phillip Goldstein Title: Managing Member

KIMBALL & WINTHROP, INC.

By:	/s/ Phillip Goldstein
Name: Phillip Goldstein Title: President

[Settlement Agreement Signature Page]

SPAR ADVISORS, LLC

By:	/s/ Phillip Goldstein
Name: Phillip Goldstein Title:Managing Member

FULL VALUE SPECIAL SITUATIONS FUND GP LLC

By:	/s/ Phillip Goldstein
Name: Phillip Goldstein Title: Managing Member

/s/ PHILLIP GOLDSTEIN
PHILLIP GOLDSTEIN

/s/ ANDREW DAKOS
ANDREW DAKOS

/s/ GERALD HELLERMAN
GERALD HELLERMAN

[Settlement Agreement Signature Page]

EXHIBIT A

RELEASE

WILSHIRE ENTERPRISES, INC., its subsidiaries, affiliates, successors and assigns, their respective current and former officers, directors, employees and agents and each of their respective successors and assigns, hereby fully releases and forever discharges THE BULLDOG INVESTORS (as defined in the Settlement Agreement dated April 2, 2009 by and among Wilshire Enterprises, Inc. and the other parties signatory thereto (the “Settlement Agreement”)), each member of the Bulldog Investors, their current and former officers, directors, partners, members, subsidiaries, affiliates, heirs, executors, administrators, and their respective successors and assigns (the “Bulldog Releasees”) from any and all claims, or causes of action they have had, could have had or may have had against the Bulldog Releasees from the beginning of time to the date of the Settlement Agreement, including but not limited to any and all claims arising out of or in connection with or relating to the election of directors to Wilshire Enterprises’ Board of Directors in 2009 or the solicitation of proxies in connection with Wilshire Enterprises’ 2009 shareholders’ meetings.  Nothing herein shall limit Wilshire Enterprises’ right to enforce the terms of the Settlement Agreement.

WILSHIRE ENTERPRISES, INC.

By:	/s/ Sherry Wilzig Izak
Name: Sherry Wilzig Izak Title: Chairman of the Board and Chief Executive Officer

RELEASE

THE BULLDOG INVESTORS (as defined in the Settlement Agreement dated April 2, 2009 by and among Wilshire Enterprises, Inc. and the other parties signatory thereto (the “Settlement Agreement”)), each member of the Bulldog Investors, their current and former subsidiaries, affiliates, successors and assigns, their respective current and former officers, directors, partners, members, subsidiaries, affiliates, heirs, executors, administrators, and their respective successors and assigns, hereby fully releases and forever discharges WILSHIRE ENTERPRISES, INC., its subsidiaries, affiliates, successors and assigns, their respective current and former officers, directors, employees and agents and each of their respective successors and assigns (the “Wilshire Releasees”) from any and all claims, or causes of action they have had, could have had or may have had against the Wilshire Releasees from the beginning of time to the date of the Settlement Agreement, including but not limited to any claims arising out of or in connection with or relating to the election of directors to Wilshire Enterprises’ Board of Directors in 2009 or the solicitation of proxies in connection with Wilshire Enterprises’ 2009 shareholders’ meetings.  Nothing herein shall limit the rights of each member of the Bulldog Investors to enforce the terms of the Settlement Agreement.

FULL VALUE PARTNERS L.P. By: Full Value Advisors LLC, General Partner

By:	/s/ Phillip Goldstein
Name: Phillip Goldstein Title: Managing Member

OPPORTUNITY PARTNERS L.P. By: Kimball & Winthrop, Inc., General Partner

By:	/s/ Phillip Goldstein
Name: Phillip Goldstein Title: President

OPPORTUNITY INCOME PLUS FUND L.P. By: Spar Advisors, LLC, General Partner

By:	/s/ Phillip Goldstein
Name: Phillip Goldstein Title: Managing Member

FULL VALUE OFFSHORE PARTNERS L.P. By: Full Value Advisors LLC, General Partner

By:	/s/ Phillip Goldstein
Name: Phillip Goldstein Title: Managing Member

FULL VALUE SPECIAL SITUATIONS FUND L.P. By: Full Value Special Situations Fund GP LLC, General Partner

By:	/s/ Phillip Goldstein
Name: Phillip Goldstein Title: Managing Member

FULL VALUE ADVISORS LLC

By:	/s/ Phillip Goldstein
Name: Phillip Goldstein Title: Managing Member

KIMBALL & WINTHROP, INC.

By:	/s/ Phillip Goldstein
Name: Phillip Goldstein Title: President

SPAR ADVISORS, LLC

By:	/s/ Phillip Goldstein
Name: Phillip Goldstein Title: Managing Member

FULL VALUE SPECIAL SITUATIONS FUND GP LLC

By:	/s/ Phillip Goldstein
Name: Phillip Goldstein Title: Managing Member

/s/ PHILLIP GOLDSTEIN
PHILLIP GOLDSTEIN

/s/ ANDREW DAKOS
ANDREW DAKOS

/s/ GERALD HELLERMAN
GERALD HELLERMAN

EXHIBIT B

Conditions to Offer

Notwithstanding any other provision of the tender offer, the Company will not be required to commence the tender offer or, if the tender offer is commenced, accept for payment, purchase or pay for any shares tendered, and may terminate or amend the tender offer or may postpone the acceptance for payment of, or the purchase of and the payment for, shares tendered, subject to the rules under the Securities Exchange Act of 1934, as amended, if at any time any of the following events has occurred:

(i)
any judgment, order or injunction shall have been entered, enforced or deemed applicable by any court, authority, agency or tribunal, which makes illegal, or directly or indirectly restrains, prohibits or otherwise affects the making of the tender offer or the acquisition of shares under the tender offer;

(ii)
there has occurred a general suspension of trading in, or limitation on prices for, securities on any United States national securities exchange or in the over-the-counter markets in the United States or a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory; or

(iii)
legislation amending the Internal Revenue Code of 1986, as amended (the “Code”), has been passed by either the U.S. House of Representatives or the Senate or becomes pending before the U.S. House of Representatives or the Senate or any committee thereof, the effect of which would be to change the U.S. federal income tax consequences of the consummation of the tender offer in any manner that would adversely affect the Company or any of its affiliates